UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	February 25, 2014

USAA Acceptance, LLC

(Depositor)

USAA Auto Owner Trust 2014-1

(Issuing Entity)

Delaware

(State or Other Jurisdiction of Incorporation)

333-184646	71-0898378
(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

9830 Colonnade Blvd., Suite 600 San Antonio, Texas	78230
(Address of Principal Executive Offices)	(Zip Code)

(210) 498-0029

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

708339107.2 14443670

Item 8.01. Other Events.

The Registrant is filing the exhibits listed in Item 9.01(d) below in connection with the public issuance of the Class A-1 0.19000% Auto Loan Asset Backed Notes, the Class A-2 0.38% Auto Loan Asset Backed Notes, Class A-3 0.58% Auto Loan Asset Backed Notes, Class A-4 0.94% Auto Loan Asset Backed Notes and the Class B 1.34% Auto Loan Asset Backed Notes (the “Notes”) by USAA Auto Owner Trust 2014-1 described in the Final Prospectus Supplement dated February 25, 2014. It is anticipated that the Notes will be issued on February 28, 2014.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of February 25, 2014, among USAA Acceptance, LLC (“USAA LLC”), USAA Federal Savings Bank (“USAA FSB”) and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as Representatives of the several Underwriters.

4.1	Form of Indenture, to be dated as of February 28, 2014, between USAA Auto Owner Trust 2014-1 (the “Issuing Entity”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).

10.1	Form of Purchase Agreement, to be dated as of February 28, 2014, between USAA LLC and USAA FSB.

10.2	Form of Sale and Servicing Agreement, to be dated as of February 28, 2014, among the Issuing Entity, USAA LLC, USAA FSB and the Indenture Trustee.

10.3	Form of Administration Agreement, to be dated as of February 28, 2014, between the Issuing Entity and USAA FSB, as administrator.

10.4	Form of Amended and Restated Trust Agreement, to be dated as of February 28, 2014, between USAA LLC and Wells Fargo Delaware Trust Company, National Association, as the Owner Trustee.

708339107.2 14443670	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2014	USAA AUTO OWNER TRUST 2014-1

	By:	USAA Federal Savings Bank, as Servicer

	By:	/s/ Michael J. Broker
Name: Michael J. Broker
Title: Vice President

708339107.2 14443670	S-1	Form 8-K re: transaction documents